EXHIBIT 3.1
             Articles of Incorporation of Registrant



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                    ARTICLES OF INCORPORATION
                                OF
                        AEROCENTURY CORP.


                            ARTICLE I


The name of the corporation is AeroCentury Corp.

                            ARTICLE II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated under the California Corporations Code.

                           ARTICLE III

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Unless applicable law otherwise provides, any amendment, repeal or modification of this Article III shall not adversely affect any right or protection of a director under this Article III that existed at or prior to the time of such amendment, repeal or modification.

                            ARTICLE IV

The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations
Code) through bylaw provisions, by agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits on such excess indemnification set forth in
Section 204 of the California Corporations Code. Unless applicable law otherwise provides, any amendment, repeal or modification of any provision of this Article IV shall not adversely affect any contract or other right to indemnification of an agent of the corporation that existed at or prior to the time of such amendment, repeal or modification.

                            ARTICLE V

1. This corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock," respectively, both of which shall have no par value. The number of shares of Common Stock authorized to be issued is 100,000 shares. The number of Preferred Stock authorized to be issued is 100,000 shares.

2. The Board of Directors of the corporation may designate, fix the numbers of shares of, and determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock. As to any series of Preferred Stock, the number of shares of which is authorized to be fixed by the Board, the Board may, within any limits and restrictions stated in the resolutions of the Board originally fixing the number of shares constituting such series, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. Any new series of Preferred Stock may be designated, fixed and determined as provided

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herein by the Board  without  further  approval of the holders of
Common Stock or Preferred Stock, or any series thereof.

                            ARTICLE VI

The  name  and  address  in  the  State  of   California  of  the
corporation's initial agent for service of process is:

                                  Anne Knowles, Esq.
                                  c/o Wilson, Ryan & Campilongo
                                  115 Sansome Street, Suite 400
                                  San Francisco, California 94104

Dated: February 6, 1997





__________________________________
Christopher B. Tigno, Incorporator

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                     CERTIFICATE OF AMENDMENT

                                OF

                    ARTICLES OF INCORPORATION

CHRISTOPHER B. TIGNO hereby certifies that:

1. I am the sole incorporator of AeroCentury Corp., a California corporation.

2. Article First of the articles of incorporation of this corporation is amended to read as follows:

    "The name of this corporation is "AeroCentury Fund IV, Inc."

3.  No  directors   were  named  in  the  original   articles  of
incorporation and none have been elected.

4. No shares have been issued.

I further  declare under penalty of perjury under the laws of the
State  of   California   that  the  matters  set  forth  in  this
certificate are true and correct of our own knowledge.


Date:   __________________


___________________________________
                                      Christopher B. Tigno
                                      Incorporator